Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Montage Technology Group Limited of our report dated August 9, 2013, except for Note 16 as to which the date is September 11, 2013, relating to the financial statements, which appears in Montage Technology Group Limited’s Prospectus, dated September 25, 2013, filed pursuant to Rule 424(b) in connection with the Registration Statement on Form S-1 (No. 333-190761).

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

October 30, 2013